Exhibit 99.1

OPKO Completes Acquisition of Bio-Reference Laboratories

Miami, FL – August 20, 2015 –OPKO Health, Inc. (NYSE: OPK) and Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) today announced the completion of the acquisition of Bio-Reference by OPKO. Shareholders of Bio-Reference will receive 2.75 shares of OPKO common stock for each share of Bio-Reference common stock.

“The acquisition of Bio-Reference is important for OPKO,” commented Dr. Phillip Frost, OPKO’s Chairman and Chief Executive Officer. “For almost thirty years Dr. Grodman and his team at Bio-Reference Laboratories have produced a record of innovation and organic growth while building cutting edge diagnostic franchises in Women’s Health, Cancer, and Genetics. Bio-Reference’s national infrastructure, reach and extensive payer network will be invaluable to the adoption of OPKO’s 4Kscore® test by physicians and patients across the country. However, even more strategic is the company’s leadership position around the world in diagnostic sequencing services for rare disorders through its GeneDx business unit and its emerging cost effective tumor sequencing services through GenPath Oncology. These assets will be of great value in the process of drug discovery and development. We look forward to working with Dr. Grodman and his superb team to build on the great foundation they have created.”

Dr. Grodman added, “The relationship between therapeutics and diagnostics has always been assumed; through this acquisition it is our goal to provide the roadmap on how to fulfill that promise. Under the leadership of Dr. Frost, who has been an unquestioned leader in seeing the clinical relevance of new therapeutics, we will dedicate ourselves to leveraging all the capabilities of Bio-Reference, including our leadership position in genomics and sequencing services, to bring this vision to fruition.”

ABOUT OPKO HEALTH, INC.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry-leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies. For more information, visit http://www.opko.com.

ABOUT BIO-REFERENCE LABORATORIES, INC.

Bio-Reference Laboratories is one of the largest and fastest growing full service diagnostic laboratories in the world, providing clinical testing services to physician offices, clinics, hospitals, long term care facilities and employers while also advancing drug discovery and development with disease foundations, academic and pharmaceutical partners. Bio-Reference’s comprehensive testing capabilities and expertise spans molecular diagnostics, anatomical pathology, women’s health, oncology and rare disease genetics. Bio-Reference Laboratories, and its subsidiaries, has an international presence in more than 50 countries. For more information, visit www.bioreference.com.

SAFE HARBOR STATEMENT

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding expected benefits of the merger with Bio-Reference, that its array of genomics data will prove valuable in enhancing drug discovery and clinical trial programs, whether access to Bio-Reference’s commercial organization will expedite adoption of the 4Kscore test by physicians and patients and accelerate timelines for reimbursement of the test by payers, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in our filings with the Securities and Exchange Commission, as well as the risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, challenges relating to integration of Bio-Reference, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

OPKO Health, Inc.

Steven D. Rubin or Adam Logal, 305-575-4100

or

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